UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)
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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Under Rule 14a-12

FBR & Co.
(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP
Voce Capital Management LLC
Voce Capital LLC
J. Daniel Plants
Michael J. McConnell
Jarl Berntzen

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 3, 2016, Voce Capital Management LLC issued a press release, attached hereto as Exhibit 1, which is incorporated by reference herein, regarding FBR & Co. (the “Company”).

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 2, 2016 A PRELIMINARY PROXY STATEMENT AND FORM OF PROXY CARD AND INTEND TO FILE A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE PRELIMINARY PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

In addition, information regarding the Participants in a solicitation of proxies of shareholders of the Company is contained in Annex II of Schedule 14A filed by the Participants with the SEC on May 2, 2016. This document is available at no charge on the SEC’s website at http://www.sec.gov/.

VOCE CAPITAL FILES PRELIMINARY FBR PROXY STATEMENT

Recent Developments Underscore Voce’s Concerns and Support Need for Change at FBR

San Francisco, CA (May 3, 2016) – Voce Capital Management LLC (“Voce”), which along with its nominees owns 5.3% of FBR & Co. (Nasdaq: FBRC) ("FBR" or the “Company”) and is the Company’s third-largest shareholder, today announced that it has filed its preliminary proxy statement and intends to proceed with its nomination of three independent Directors for election to the Company’s Board (the “Board”) at the 2016 Annual Meeting of shareholders. Voce also released the following statement regarding recent developments at the Company, which Voce believes underscore the need for urgent change at FBR:

“FBR’s first quarter 2016 earnings results vividly illustrate just how unhinged from financial reality its strategy has become, in our view. In 1Q16 FBR’s compensation expense alone exceeded total net revenue generated during the quarter. There can be no clearer evidence to us that the Company’s multi-sector build-out strategy is an unsustainable failure.

FBR’s proxy statement also reveals, in our opinion, that the Board continues to gratuitously compensate management for lackluster performance and to award shareholderfunded sinecures for unproductive employees. For example, according to the Company’s recent proxy statement, FBR’s former Chief Investment Officer has apparently been stripped of his title recently but remains on the payroll.

Further, despite missing its 2015 compensation plan targets, and notwithstanding an 18% drop in share price and a 34% plunge in revenue, the Board still chose to award management discretionary year-end cash bonuses. It is exactly this type of misalignment with shareholders that leads us to conclude that FBR’s Board needs more independent voices.

In addition, we believe the Board’s pattern of entrenchment and lack of transparency continues. The Company has now recommended that shareholders vote against all three of Voce’s nominees, but has failed to even offer to interview any of them. Furthermore, FBR has yet to substantively respond to the 67-page white-paper that Voce published last month. As The New York Times wrote in a recent article regarding FBR, “at a time when so many people are making assertions about the future of Wall Street, it is refreshing to see one activist investor put forward a blueprint to return one wayward company to the roots of its former glory.” We believe it would be refreshing to see the Company provide shareholders with a public response to this blueprint, too.

As The Times also observed, “FBR was once a big success, but its glory days seemed to have faded with the departure over time of its three founders.” This decay is exactly why we believe that change is urgently needed to ensure FBR’s path forward benefits all shareholders rather than simply management, whom we believe the Board continues to unduly reward for poor performance. We believe our three highly-qualified, independent Director nominees – Jarl Berntzen, Michael J. McConnell and J. Daniel Plants – are the right candidates to deliver change to FBR. With their collective mix of investment banking, finance, strategy, capital allocation, corporate governance and operational experience, they are ideally positioned to help lead the Board through its next phase and help steer it towards a return to success.”

Shareholders may access Voce’s plan, entitled “FBR: Rekindling the Spirit of Success,” at https://vocecapital.com/fbr.

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About Voce Capital Management LLC

Voce Capital Management LLC is a fundamental value-oriented, research-driven investment adviser founded in 2011 by J. Daniel Plants. The San Francisco-based firm is 100% employee-owned.

Additional Information and Where to Find It

VOCE CATALYST PARTNERS LP, VOCE CAPITAL MANAGEMENT LLC, VOCE CAPITAL LLC, JARL BERNTZEN, MICHAEL J. MCCONNELL AND J. DANIEL PLANTS (TOGETHER, THE “PARTICIPANTS”) HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON SCHEDULE 14A ON MAY 2, 2016 A PRELIMINARY PROXY STATEMENT AND FORM OF PROXY CARD AND INTEND TO FILE A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS’ SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF FBR & CO. (THE “COMPANY”) FOR USE AT THE COMPANY’S 2016 ANNUAL MEETING OF SHAREHOLDERS (THE “PROXY SOLICITATION”).

ALL SHAREHOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE PRELIMINARY PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE AVAILABLE, ALONG WITH OTHER RELEVANT DOCUMENTS (WHEN THEY BECOME AVAILABLE), AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT AND INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN ANNEX II OF SCHEDULE 14A FILED BY THE PARTICIPANTS WITH THE SEC ON MAY 2, 2016. THIS DOCUMENT CAN BE OBTAINED AT NO CHARGE ON THE SEC’S WEBSITE AT http://www.sec.gov/.

Media Contact:
Sloane & Company
Dan Zacchei/Joseph Germani
(212) 486-9500

Investor Contact:
Georgeson LLC
David S. Drake, President
(212) 440-9861